Exhibit 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, as Chief Financial Officer of Transcend Services, Inc. (the “Company”), certifies that to the undersigned’s knowledge, the Annual Report on Form 10-K of the Company for the year ended December 31, 2009 (the “Report”), which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated. The foregoing certification is made solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code.

/s/ LANCE CORNELL
Lance Cornell Chief Financial Officer (Principal Financial and Accounting Officer)

Date: March 3, 2010